LOAN AGREEMENT


      THIS LOAN AGREEMENT (this "LOAN AGREEMENT") is made and entered into as of this 18th day of March, 1998 by and between Spin Forge, LLC, a California limited liability company with principal offices at 1700 East Grand Avenue, El Segundo, California 90245 ("BORROWER") and Dynamic Materials Corporation, a Delaware corporation, with principal offices at 551 Aspen Ridge Drive, Lafayette, Colorado 80026 ("LENDER"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each hereby promise and agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                  "BORROWER FINANCIAL STATEMENTS" shall mean an income statement, a balance sheet, a trial balance, a statement of cash disbursements, a statement of cash receipts and all bank statements for all accounts of Spin Forge, LLC.

                  "DEBT" shall mean, for any Person, all indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services for which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss.

                  "DOVER" shall mean DDI Properties, Inc., a Delaware corporation, along with any of its successors or assigns.

                  "DOVER NOTE" shall mean the Assumption of and Second Modification of Unconditional Promissory Note by and between Borrower and Dover, dated December 11, 1996.

                  "EVENT OF DEFAULT" shall mean the occurrence of any of the events specified in Section 6 hereof.

                  "FREEDOM FORGE" shall mean Freedom Forge Corporation, a Delaware corporation, along with any of its successors or assigns.

                  "FREEDOM FORGE NOTE" shall mean the Assumption and Modification of Promissory Note and Restated Promissory Note by and between Borrower and Freedom Forge, dated December 11, 1996.

                  "GUARANTOR" shall mean Joseph Allwein and Darlene Bauer.

                  "GUARANTOR FINANCIAL STATEMENTS" shall mean a personal balance sheet and a personal bank statement for Joseph Allwein and Darlene Bauer.

                  "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by Borrower to Lender in connection with the Master Promissory Note or any Security Instruments, including this Agreement, and all other liabilities of Borrower to Lender from time to time existing, whether in connection with this or other transactions.

                  "LIABLE PARTY" shall mean Borrower, any Guarantor, and any other drawer, accepter, endorser, guarantor, surety, accommodation party or other Person now or hereafter primarily or secondarily liable upon or for payment of all or any part of the Indebtedness evidenced by this Agreement, the Master Promissory Note and the Security Instruments.

                  "MASTER PROMISSORY NOTE" shall mean the promissory note of the Borrower described in Section 2.1 hereof and being in the form of note attached as Exhibit A hereto, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

                  "MATURITY DATE" shall mean January 1, 2002.

                  "MAXIMUM RATE" shall mean the maximum nonusurious rate of interest allowed to be charged by Lender to Borrower by applicable law, as such applicable law or rate of interest is in effect from time to time.

                  "OPERATING LEASE" shall mean that certain Operating Lease by and between Borrower and Lender dated as of an even date herewith.

                  "OPTION AGREEMENT" shall mean that certain Option Agreement by and between Borrower and Lender dated as of an even date herewith.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                  "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PURCHASE AGREEMENT" shall mean that certain Asset Purchase Agreement dated as of an even date herewith.

                  "REAL PROPERTY" shall mean all of Borrower's right, title and interest in real property consisting of land and buildings, together with all structures, improvements, fixtures, appurtenant easements and other appurtances thereto, located in Los Angeles County, California,



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with a street address of 1700 East Grand Avenue, El Segundo, California 90245,
as is more particularly described on Exhibit A to the Option Agreement.

                  "SECURITY INSTRUMENTS" shall mean this Agreement, the Stock Pledge Agreement and the Personal Guaranty described or referred to in Section 8 of this Agreement and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of, the Master Promissory Note or this Agreement, as such agreements may be amended or supplemented from time to time.

      2. AMOUNT AND TERMS OF LOAN.

            2.1 ADVANCES. Subject to the terms and conditions of this Agreement, Lender agrees to make advances to Borrower from time to time, the dates and amounts of which advances are set forth on Schedule A attached hereto, as may be amended from time to time upon the mutual written agreement of the parties. To evidence the advances made by Lender pursuant to this Section 2.1, the Borrower shall issue, execute and deliver the Master Promissory Note in the principal amount of up to $600,000 dated of even date herewith and payable in full on the Maturity Date. Lender shall not be obligated to make advances under this Agreement if the amount of such advance, together with the then outstanding principal balance of the Master Promissory Note, would exceed $600,000, unless Lender (in its sole and absolute discretion) otherwise agrees in writing to advance additional funds in which case such additional amounts shall constitute further advances hereunder subject to all the terms and conditions of this Agreement, the Master Promissory Note, and the Security Instruments. In the event that the unpaid principal amount under the Master Promissory Note at any time, for any reason, exceeds $600,000, Borrower covenants and agrees to pay the excess principal amount forthwith upon demand unless Lender otherwise agrees in writing. Such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the terms of this Agreement.

            2.2 NOTICE AND MANNER OF BORROWING. The amount and date of each advance shall be set forth in Schedule A attached hereto unless Borrower notifies Lender in writing of a proposed amendment to Schedule A at least ten
(10) business days prior to a scheduled advance and Lender, in its sole and absolute discretion, agrees in writing to Borrower's proposed amendment.

            2.3 CONDITIONS TO ADVANCES. Lender's obligation to extend each advance pursuant to Section 2.1 above shall be subject to the following conditions:

                  (a) In the event an advance is requested to be made on a date other than a date set forth on Schedule A, Lender shall have received and agreed in writing to a proposed amendment to Schedule A in accordance with
      Section 2.2;

                  (b) Lender shall have received Borrower Financial Statements and Guarantor Financial Statements for the relevant time periods pursuant to Section 4.2 hereof along with such other documents as Lender has reasonably requested;

                  (c) No Event of Default or default or event which with notice or the passage of time or both would become an Event of Default shall have occurred and be continuing, including, without limitation, any failure by Borrower to timely make any and all principal and interest payments due to Dover under the Dover Note and due to Freedom Forge under the Freedom Forge Note;

            2.4 INTEREST RATE. The unpaid principal balance from time to time outstanding under the Master Promissory Note shall bear no interest; provided, however, that all past due principal on the Master Promissory Note, whether due as a result of acceleration or maturity or otherwise, shall bear interest from the date payment thereof shall have become due until the same is fully paid at the Maximum Rate.

            2.5 PREPAYMENT. Borrower, in its sole and absolute discretion, reserves the right of prepaying the principal outstanding under the Master Promissory Note, in full or in part, at any time without the payment of any prepayment premium or fee.

      3. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

            3.1 LIMITED LIABILITY COMPANY EXISTENCE. Borrower is a limited liability company duly organized, legally existing and in good standing under the laws of the State of California, and is duly qualified as a foreign limited liability company in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary.

            3.2 POWER AND AUTHORIZATION. Borrower is duly authorized and empowered to incur the obligations provided for in this Agreement and to create and issue the Master Promissory Note; and Borrower is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement, to which it is a party; and Borrower has taken all limited liability company action necessary to authorize the execution, delivery and performance of this Agreement, the Master Promissory Note and the Security Instruments to which it is a party.

            3.3 BINDING OBLIGATIONS. This Agreement, the Master Promissory Note and the Security Instruments constitute valid and legally binding obligations of Borrower and the Guarantors, as the case may be, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.



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


            3.4 TAXES; GOVERNMENTAL CHARGES. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its Properties or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

            3.5 DEFAULTS. Borrower is not in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of Borrower, or under any material agreement or instrument to which Borrower is a party or by which it is bound. No Event of Default hereunder has occurred and is continuing.

            3.6 TITLES. Borrower has good title to its Property, free and clear of all liens, except:

                  (a) The Second Amended Deed of Trust securing the Dover Note; and

                  (b) Security Instruments securing the Indebtedness evidenced by this Agreement and the Master Promissory Note.

            3.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower in connection with this Agreement, the Master Promissory Note and the Security Instruments shall survive the delivery of the Master Promissory Note and the making of advances thereunder and shall terminate at such time as the Indebtedness evidenced by this Agreement, the Master Promissory Note and the Security Instruments has been paid in full.

      4. AFFIRMATIVE COVENANTS. The Borrower will at all times comply with the covenants contained in this Section 4, from the date hereof and for so long as any part of the Indebtedness is outstanding.

            4.1 POWER AND AUTHORIZATION. Lender is duly authorized and empowered to incur the obligations provided for in this Agreement; and Lender is duly authorized and empowered to execute, deliver and perform this Agreement; and Lender has taken all action necessary to authorize the execution, delivery and performance of this Agreement.

            4.2 BINDING OBLIGATIONS. This Agreement constitutes valid and legally binding obligations of Lender, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

            4.3 AUDIT RIGHT. Borrower will maintain complete and accurate books of record and account and will permit any officer, employee or agent of Lender to visit and inspect any of the

Property of Borrower, examine any Borrower Financial Statements or books of record and account, examine any Guarantor Financial Statements, perform audits on the Borrower and any of Borrower's Property, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with Borrower's members, officers and accountants, all at such times and as often as the Lender may desire.

            4.4 REPORTING. Borrower will promptly furnish to Lender from time to time upon request by Lender such information regarding the business and affairs and financial condition of Borrower as Lender may reasonably request, and will furnish on a monthly basis to Lender the following:

                  (a) Borrower Financial Statements on a monthly basis within 15 business days after the end of the applicable month; and

                  (b) Guarantor Financial Statements and such other information as Lender may reasonably request concerning the financial condition of the Guarantor as of each June 30 and December 31, within 20 business days after such date, and at such other times as Lender may request.

            4.5 NOTICE OF CERTAIN EVENTS. Borrower will notify Lender immediately if Borrower becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that, with the giving of notice or the passage of time, or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings in accordance with this Agreement, the Master Promissory Note or the Security Instruments.

            4.6 TAXES AND OTHER LIENS. Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind which, if unpaid, might become a lien or encumbrance upon any or all of its Property.

            4.7 MAINTENANCE. Borrower will (i) maintain its limited liability company existence, rights and franchises; (ii) observe and comply with all present and future laws applicable to it in the operation of its business and all material agreements to which it is subject.

            4.8 PERFORMANCE OF OBLIGATIONS. Borrower will pay the Master Promissory Note according to the reading, tenor and effect thereof, and Borrower will do and perform every act and discharge all of the obligations to be performed and discharged by Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

            4.9 PAYMENT OF DEBT. Borrower will make all payments of principal and interest, on or before the date on which such payments become due and payable, with respect to all Debt existing from time to time for which Borrower is directly or indirectly liable, including, without limitation, all payments of principal and interest due under the Dover Note and the Freedom Forge Note.

            4.10 ALTERATIONS TO DOVER NOTE. Borrower will provide Lender with copies of all documents, including correspondence, relating to any amendments or modifications of the Dover Note including, without limitation, any changes in the payment schedule under the Dover Note.

            4.11 REIMBURSEMENT OF EXPENSES. Borrower will, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any Security Instrument, to collect upon the Master Promissory Note, or to enforce the rights of Lender under this Agreement of any other Security Instrument, which amounts will include all court costs, attorneys' fees and accountants' fees.

            4.12 MINIMUM BALANCE. Borrower shall maintain a cash balance of no less than Two Hundred Thousand Dollars ($200,000) at all times.

      5. NEGATIVE COVENANTS. The Borrower will at all times comply with the covenants contained in this Section 5, from the date hereof and for so long as any part of the Indebtedness is outstanding. Borrower will not, without the prior written consent of Lender:

                  (a)   file a petition for bankruptcy or reorganization;

                  (b) other than as required under the Purchase Agreement, attempt to sell, lease, exchange, transfer or otherwise dispose of, whether by distribution, gift, abandonment or otherwise, any of its Property including, without limitation, any attempted sale, lease, exchange, transfer or other disposition of the Real Property;

                  (c) grant, create, incur, assume, permit or suffer to exist any lien, mortgage, pledge, security interest, or other encumbrance with respect to any of its Property, whether now owned or hereafter acquired, including, without limitation, the Real Property, except:

                              (i) The Second Amended Deed of Trust securing the Dover Note; and

                              (ii)  Security Instruments securing the
                                    Indebtedness evidenced by this Agreement and the Master Promissory Note;

                  (d) make any liquidating or non-liquidating distributions or any payments to its members, assignees, agents, employees or consultants or any other Person other than (i) payments made in the ordinary course of business or (ii) the distribution of any proceeds received by Seller pursuant to the Purchase Agreement unless otherwise provided herein;

                  (e) permit any change in membership, including, without limitation, any sale or assignment of a member's interest in Borrower. Borrower will not, without prior written consent of Lender, change its limited liability company name or structure, or consolidate with, merge into or acquire any Person, or permit any other Person to consolidate with, merge into or acquire Borrower;

                  (f) file any articles of dissolution or take any other equivalent action which would affect its organization and existence under California law;

                  (g) enter into any obligations, contractual or otherwise, with any Person other than any such obligations entered into in the ordinary course of business;

                  (h) incur or suffer to exist any Debt or other obligation with respect to which it is directly or indirectly liable, whether as a borrower, guarantor or otherwise, except:

                              (i)   the Dover Note,

                              (ii)  the Freedom Forge Note, and

                              (iii) the Indebtedness;

                  (i) permit any amendment to its Articles of Organization or its Operating Agreement (except for any amendment (i) that is not material and (ii) the effect of which would not impair Lender's rights under this Agreement, the Master Promissory Note or the Security Instruments).

      6. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

            6.1 PAYMENTS. Borrower shall fail to make any payment of principal or interest due with respect to the Master Promissory Note or defaults in any other manner under the Dover Note; provided, however, that such failure shall not constitute an Event of Default if such failure is caused directly by Lender's continued failure to make rent payments under the Operating Lease or to make advances as required under Section 2.1 hereof, and provided further that in the event Borrower defaults under the Dover Note, Lender may work directly with Dover to cure any such default.

            6.2 REPRESENTATIONS AND WARRANTIES. The determination by Lender that
(i) any representation or warranty made by Borrower or any Guarantor in any Security Instrument, including this Agreement was incorrect in any material respect as of the date thereof; or (ii) any representation, statement, financial statement (including, without limitation, the Borrower Financial Statements and the Guarantor Financial Statements), certificate or data furnished or made by the Borrower or any Guarantor (or any officer, accountant or attorney of the Borrower or any Guarantor) under this




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


Agreement or any Security Instrument was untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified.

            6.3 AFFIRMATIVE COVENANTS. A breach of any of the covenants or agreements contained in Section 4 of this Agreement if such breach is capable of being cured and has not been cured to the satisfaction of Lender within three
(3) business days after written notice is given by Lender to Borrower.

            6.4 NEGATIVE COVENANTS. A breach of any of the covenants or agreements contained in Section 5 of this Agreement if such breach if such breach is capable of being cured and has not been cured to the satisfaction of Lender within three (3) business days after written notice is given by Lender to Borrower.

            6.5 OTHER SECURITY INSTRUMENT OBLIGATIONS. A breach by Borrower or Guarantor of any of the covenants or agreements contained in any Security Instrument other than this Agreement, and such breach continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Security Instrument.

            6.6 DEFAULT ON OTHER DEBT. Borrower or any Liable Party defaults in any payment of principal of or interest on any other Debt, including, without limitation, the Dover Note and the Freedom Forge Note, beyond any period of grace provided with respect thereto, or in any performance of any other agreement, term, or condition contained in any agreement or instrument under or by which any such Debt is created, evidenced or secured if the effect of such default is to cause such obligation to become due before its stated maturity or to permit the holder(s) of such obligation or the trustee(s) under any such agreement or instrument to cause such obligation to become due prior to its stated maturity, whether or not such default or failure to perform is waived by the holder(s) of such obligation or such trustee(s).

            6.7 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDINGS. With respect to Borrower or any Liable Party:

                  (a) death or insolvency (however such insolvency may be evidenced);

                  (b) commencement of any proceeding, procedure or remedy supplementary to or in enforcement of a judgment against Borrower or any other Liable Party, or with respect to any Property of any of them;

                  (c) action by any governmental authority or any court to take possession of any substantial part of the Property of (or in the case of an entity, such action to assume control over the affairs or operations
      of) Borrower or any other Liable Party;

                  (d) appointment of a receiver for to take possession of the Property of Borrower or any other Liable Party;

                  (e) issuance of a writ or order of attachment or garnishment against any of the Property of Borrower or any other Liable Party;

                  (f) commencement of an involuntary case or other proceeding against Borrower or any other Liable Party seeking reduction, cancellation, abatement or other relief with respect to the debts or other liabilities of Borrower or any other Liable Party through liquidation, reorganization or other relief pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect; or

                  (g) entry of an order for relief against Borrower or any other Liable Party in any case under the Federal Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect.

            6.8   VOLUNTARY PETITIONS.  With respect to Borrower or any Liable
Party:

                  (a) commencement of a voluntary case or other proceeding by Borrower or any other Liable Party seeking reduction, cancellation, abatement or other relief with respect to the debts or other liabilities of Borrower or any other Liable Party through liquidation, reorganization or other relief pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect, including consent to any such relief; or

                  (b) a general assignment for the benefit of creditors or a failure generally to, or an admission in writing of an inability to, pay debts as they become due by Borrower or any other Liable Party.

            6.9 UNDISCHARGED JUDGMENTS. Failure by Borrower to pay, bond or otherwise discharge within thirty (30) days any judgment or order for the payment of money in excess of $10,000 that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith.

            6.10 MATERIAL ADVERSE CHANGE. The occurrence of a material adverse change in the financial condition of Borrower or any Guarantor or any other event or circumstance which gives Lender reasonable grounds upon which to conclude that Borrower or a Guarantor, as the case may be, may not or will not be able to perform or observe in the normal course their obligations under this Agreement, the Master Promissory Note or any Security Instrument.

      7. REMEDIES. Upon the occurrence of an Event of Default, Lender shall, in its sole and absolute discretion, have the following rights and remedies:

            7.1 ACCELERATION. Lender shall have the right to immediately declare all unpaid principal on the Master Promissory Note due and payable, without demand for payment, presentment


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

for payment, protest, notice of intent to accelerate, notice of acceleration or any other notices of any kind, each of which is hereby expressly waived by Borrower.

            7.2 TERMINATION OF LENDER'S OBLIGATIONS. Lender shall have the right to immediately terminate and cease performance of any and all of Lender's obligations under this Agreement, the Master Promissory Note and the Operating Lease.

            7.3 ASSUMPTION OF DOVER NOTE. Lender shall have the right to either
(i) assume Borrower's obligations under the Dover Note, or (ii) purchase the Dover Note from the holder of the Dover Note provided the holder consents to such sale.

            7.4 ADDITIONAL RIGHTS. After any acceleration in accordance with
Section 7.1, Lender shall have, in addition to the rights and remedies provided by this Agreement and the Master Promissory Note, all those rights and remedies provided by the Security Instruments and by all applicable laws, including, without limitation, the Uniform Commercial Code as enacted in the State of California.

      8. SECURITY INSTRUMENTS. The Indebtedness shall be secured by a combination of the Stock Pledge Agreement and the Personal Guaranty. Lender may release all or some portion of the pledged shares upon a written required made by Joe Allwein provided that (i) no Event of Default has occurred and is continuing under this Agreement and (ii) Lender is satisfied in its sole and absolute discretion that the payment of the Indebtedness will be sufficiently secured after such requested release.

      9.    MISCELLANEOUS.

            9.1 FURTHER ASSURANCE. From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably request to carry out the terms of this Agreement and be informed of Borrower's financial condition and affairs.

            9.2 CUMULATIVE RIGHTS AND WAIVERS. Each and every right granted to Lender hereunder or under the Master Promissory Note or any Security Instrument delivered hereunder or in connection herewith, or allowed at law or equity shall be cumulative of and may be exercised in addition to any and all other rights of Lender, and no delay or failure in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest, or other notice of any kind. No notice to or demand on Borrower or the Guarantors in any case shall, of itself, entitle Borrower or the Guarantors to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.



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            9.3 USURY. Regardless of any provision contained in this Agreement, the Master Promissory Note or the Security Instruments, the holder of the Master Promissory Note shall never be entitled to contract for, charge, receive, take, collect, reserve or apply as interest on the Master Promissory Note any amount in excess of the Maximum Rate, and, in the event such holder ever contracts for, charges, receives, takes, collects, reserves or applies as interest any such excess, such amount which would be deemed excessive interest shall be subject to the usury provisions contained in the Master Promissory Note.

            9.4 NOTICES. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed as follows:

If to Borrower:         Spin Forge, LLC
                        1700 East Grand Avenue
                        El Segundo, CA  90245
                        Attn:  Joseph Allwein
                        Fax:  (310) 640-8599

With a copy to:         Wolf, Rifkin & Shapiro, LLP
                        11400 W. Olympic Blvd.
                        Los Angeles, CA  90064
                        Attn:  Richard Grant, Esq.
                        Fax:  (310) 479-1422

If to Lender:           Dynamic Materials Corporation
                        551 Aspen Ridge Drive
                        Lafayette, CO  80026
                        Attn: Richard Santa, Chief Financial Officer
                        Fax:  (303) 604-1897

With a copy to:         Davis, Graham & Stubbs LLP
                        Suite 4700
                        370 Seventeenth Street
                        Denver, CO  80202
                        Attn:  David Bartlett, Esq.
                        Fax:  (303) 892-7400

      Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile transmission or three (3) days following mailing in accordance with this Section 9.4. Each party may change its address for notice by the giving of notice thereof to the other party in the manner above stated.






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            9.5 AMENDMENT. This Agreement may be amended, modified or
supplemented only by written agreement of the parties hereto.

            9.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights or duties hereunder may be assigned or delegated, as the case may be, by Borrower without the prior written consent of Lender.

            9.7 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision thereof.

            9.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior agreements or understandings (whether written or oral), with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

            9.9 GOVERNING LAW AND VENUE. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of California (without regard to its conflicts of law doctrines) and the venue for any action to enforce or to interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

            9.10 SEVERABILITY AND INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision(s) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable and that shall not be more restrictive than the one severed herefrom.

            9.11 GENDER AND NUMBER. Wherever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural.

            9.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    BORROWER:

                                    SPIN FORGE, LLC


                                     /s/Joseph Allwein
                                    -------------------------------------------
                                    Joseph Allwein



                                    LENDER:

                                    DYNAMIC MATERIALS CORPORATION


                                     /s/Richard A. Santa
                                    -------------------------------------------
                                    By: Richard A. Santa
                                    Title: Vice President & CFO


                                     -14-